UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2020

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001	KWBT	OTCQB

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Item 1.01 Entry into a Material Definitive Agreement; Variable Convertible Debt Payoff and Settlement

On February 5, 2020, Kiwa Bio-Tech Products Group Corporation (the “Company”) executed a Securities Purchase Agreement (the “SPA”) between Labrys Fund, LP (“Labrys”) and the Company, pursuant to which Labrys purchased from the Company a Convertible Promissory Note in the principal amount of $375,000.00 (the “Note”) dated February 5, 2020. The Note carries an Original Issue Discount of $37,500, bears interest at the rate of 12% per annum and must be repaid on or before 180 calendar days after the funding date of each respective tranche (each a “Maturity Date”). On February 5, 2020, Kiwa Bio-Tech Products Group Corporation (the “Company”) also executed a Securities Purchase Agreement (the “SPA”) between TFK Investments, LLC (“TFK”) and the Company, pursuant to which TFK purchased from the Company a Convertible Promissory Note in the principal amount of $375,000.00 (the “Note”) dated February 5, 2020. The Note carries an Original Issue Discount of $37,500, bears interest at the rate of 12% per annum and must be repaid on or before 180 calendar days after the funding date of the respective tranche (each a “Maturity Date”). The Note may be prepaid at any time before Maturity Date without any prepayment penalty.

On February 10, 2020, Kiwa Bio-Tech Products Group Corporation (the “Company”), completed a debt settlement, and payoffs of an existing variable convertible debt holder, Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Investor”). This completed payoff eliminates any further stock conversions by the Firstfire pursuant to this debt.

On February 12, 2020, Kiwa Bio-Tech Products Group Corporation (the “Company”), completed a debt settlement, and payoffs of an existing variable convertible debt holder, EMA Financial, LLC, a Delaware limited liability company (the “Investor”). This completed payoff eliminates any further stock conversions by EMA.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2020

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer

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